EXHIBIT 10.48

                              EMPLOYMENT AGREEMENT

     This Agreement is dated as of the 28th day of February, 2004 by and between Michael Stemple, an individual residing at 1919 Denver West Dr. #1221, Golden, CO 80401 ("Executive") and SmartServ Online, Inc., a Delaware corporation with an address at 2250 Butler Pike, Suite 150, Plymouth Meeting, PA 19462 (the "Company").

          WHEREAS, pursuant to that certain Reorganization and Stock Purchase Agreement Dated as of January 29, 2004 (the "Reorganization Agreement"), by and among the Company, nReach, Inc. ("nReach") and the shareholders of nReach, pursuant to which the Company will acquire 100% of the outstanding capital stock of nReach;

          WHEREAS, Executive entering into this Employment Agreement is a condition to the closing of the Reorganization Agreement;

          WHEREAS, the Company desires to employ Executive, and Executive desires to accept employment with the Company, subject to the terms and conditions hereinafter set forth.

          NOW,   THEREFORE,   in  consideration  of  the  mutual  covenants  and
agreements hereinafter set forth, the Company and Executive agree as follows:

          1. Period of Employment. The Company shall employ Executive, and Executive shall serve the Company, commencing as of the date hereof and continuing for a period of one year thereafter (the "Initial Term). This Agreement shall be automatically deemed renewed on a year to year basis thereafter (each a "Renewal Term") on the same terms as shall have been effective at the end of the immediately preceding term, whether the Initial Term or a Renewal Term, if neither party shall have delivered written notice of non-renewal of this Agreement at least 30 days prior to the expiration of the Initial Term or Renewal Term, as the case may be. As used herein, "Term" shall mean the Initial Term and any Renewal Term.

          2. Duties and Responsibilities.

               (a) During the Term, Executive shall be employed by the Company as a President of the nReach division of the Company, or such other senior executive position with the Company as may be designated by the Chief Executive Officer of the Company. As such, Executive shall be subject to the direction and supervision of the Chief Executive Officer of the Company and/or the Board of Directors. Executive shall perform such duties and have such responsibilities reflective of his senior executive position with the Company as may from time to time be assigned to or vested in Executive by the Company's Board of Directors or by the Chief Executive Officer of the Company and shall at all times during the Term report directly to the Chief Executive Officer of the Company and the Company's Board of Directors. Executive acknowledges and agrees that Executive may be required, without additional compensation, to perform services for any Affiliate of the Company and to accept such comparable office or position with any Affiliate as the Board of Directors may require in its reasonable discretion and consistent with Executive's skills and background and position with the

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Company.  "Affiliate"  means for purposes of this Agreement any business  entity controlling, controlled by, or under common control with the Company by virtue of direct or indirect beneficial ownership of voting securities of or voting
interests  in  the  controlled  entity  (such  business   entities   hereinafter
individually and collectively, "Affiliates"). Executive shall comply with all applicable policies of the Company and its Affiliates; provided, however, that the Company shall have no authority to impose employment duties or constraints of any kind that would require Executive to violate any law, statute, ordinance, rule or regulation now or hereafter in effect.

               (b) Executive shall diligently and faithfully devote during normal business hours his entire time, energy, skill, and best efforts to promote the Company's business and affairs and perform his duties under this Agreement. Executive shall conduct himself at all times so as to advance the best interests of the Company and its Affiliates, and shall not undertake or engage in any other business activity or continue or assume any other business affiliations which conflict or interfere with the performance of his services hereunder without the prior written consent of the Company. Executive shall not serve as a director or officer of any other company without the prior written consent of the Company.

               (c) Executive's principal business office shall be located in Golden, Colorado, subject to such travel requirements as may be reasonably necessary to perform Executive's duties hereunder. Executive will not be required to relocate his principal office of employment.

          3. Compensation.

               (a) During the Term, as compensation for services rendered hereunder and in consideration of this Employment Agreement, the Company shall pay Executive a base salary, in accordance with the Company's payroll practices, at the annual rate of $168,000.00. Executive's salary may not be adjusted downward at any time during the Term.

               (b) During the Term, except as excluded below, Executive shall be entitled to participate in and receive benefits under any fringe benefit plan or program (including, without limitation, medical) and any bonus or incentive compensation plans, retirement savings plan or program (including, without limitation, 401(k) plan) as the Company may, from time to time and in its sole discretion, make available to its executives. Participation in all such plans or programs shall be subject to the terms and conditions of the Company's plans or programs, including, but not limited to, eligibility provisions and waiting periods as may be in effect from time to time for similarly situated executives employed by the Company. The implementation of all benefits applicable to Executive are subject to the policies and procedures established and issued by the Company or the Affiliate offering such benefit, from time to time as applicable to all senior executives of the Company. The Company does not guarantee the adoption or implementation of any particular employee benefit plan or program, and to the extent permissible by applicable law, expressly reserves the right to modify or withdraw any such benefit, plan, program or arrangement applicable to the Company's senior executives without the prior written consent of Executive, provided however, the Company shall not reduce or impair any benefits earned and accrued under any such plan, program or arrangement prior to the date of the modification, discontinuance or termination.

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               (c) The Company  will  withhold  from  compensation  and benefits payable to Executive under this Agreement, all federal, state and local taxes or other governmental obligations with respect to Executive or garnishments that may be required by law.

          4. Vacation. During each calendar year, Executive shall be entitled to four (4) weeks paid vacation, adjusted on a pro rata basis for any partial calendar year. Notwithstanding the foregoing, Executive shall be fully vested in four (4) weeks of paid vacation for the 2004 calendar year immediately upon execution of this Agreement. Vacation benefits for any subsequent calendar year shall vest in accordance with the Company's standard policies in effect from time to time for senior executives of the Company. Such vacation may be taken as Executive may from time to time decide, provided such vacation time does not materially interfere with his duties to the Company and further provided he does not take more than two (2) weeks of vacation consecutively.

          5. Reimbursement of Expenses. The Company shall reimburse Executive for all reasonable, ordinary, and necessary business expenses incurred in the performance of Executive's duties hereunder in accordance with, and subject to the terms and conditions of, the Company's expense policy. As a condition precedent to obtaining such reimbursement, Executive shall provide to the Company any and all statements, bills, or receipts evidencing the expenses for which Executive seeks reimbursement, and such other related information or materials as the Company may from time to time reasonably require.

          6. Termination. Unless Executive's employment is terminated pursuant to this Paragraph 6, the Company shall continue to employ Executive and Executive shall continue to serve the Company throughout the Term.

               (a) This Agreement shall terminate automatically upon Executive's death. If Executive dies, then his rights to compensation and any and all other rights hereunder shall terminate on the date of death, and neither he nor his estate shall have any further rights hereunder, except that the Company shall have the obligation to pay Executive's estate (i) such portion of his base salary provided for in Section 3(a) hereof as may be accrued but unpaid at the date of death, and (ii) all other benefits payable in accordance with the terms of the applicable plans of the Company.

               (b) In light of the unique nature of Executive's services, and the undue burden on the Company that would result from Executive's absence, the Company shall have the right to terminate Executive's employment hereunder in the event Executive shall remain or is reasonably expected by the Board of Directors of the Company to remain Disabled for a period exceeding ninety (90) days during any twelve (12) month period. Such termination will become effective thirty (30) days after written notice to Executive. The term "Disabled" as used herein shall mean the inability of Executive to perform his duties hereunder for the reason that he has become disabled within the meaning of the Company's policy of disability income insurance covering Executive then in force. In the event that the Company has no policy of disability income insurance covering Executive in force when Executive becomes disabled, the term "Disabled" shall mean Executive shall be unable, by virtue of illness or physical or mental incapacity or, in the reasonable judgment of the Company's Board of

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Directors,  is expected to be unable (from any cause or causes  whatsoever),  to perform Executive's duties hereunder, for a period exceeding ninety (90) days during any twelve (12) month period. Executive's rights to compensation and any and all other rights hereunder shall terminate on the effective date of termination by reason of Disability (i.e., thirty (30) days after written notice), and he shall not have any further rights hereunder, except that the Company shall have the obligation to pay Executive (i) such portion of his base salary provided for in Section 3(a) hereof as may be accrued but unpaid at the effective date of termination (net of any payments made under the Company's policy of disability income insurance), and (ii) all other benefits payable in accordance with the terms of the applicable plans of the Company, including, without limitation, any payments after the effective date of termination under the Company's policy of disability income insurance covering Executive then in force, if any.

               (c) The Company shall have the right to terminate Executive's employment immediately at any time upon written notice to Executive for "Cause". For purposes of this Agreement, "Cause" shall include: (i) material default or other material or consistent breach by Executive of Executive's obligations hereunder which breach is not cured in all material respects within 15 business days after delivery of written notice from the Company specifying such breach or default; (ii) failure or neglect by Executive to perform diligently and competently Executive's duties hereunder or a written direction by the Board of Directors of the Company (unless the performance of such assigned duties will cause the Executive to violate, or risk violating, any law, regulation, rule, order, professional ethics or licensing requirement, or the best practices of his profession or position) which performance failure or insubordination is not cured within 15 business days after delivery of written notice from the Company specifying such failure or neglect; (iii) misconduct, dishonesty, or other act by Executive which is materially and demonstrably detrimental to the Company or its Affiliates or their good will or materially and demonstrably damaging to their relationships with their customers, suppliers, or employees; (iv) conviction of or plea of guilty or no contest to a felony, (v) conviction of or a plea of guilty or no contest to any crime involving moral turpitude, dishonesty, or theft, in each case which materially and demonstrably impairs or harms the reputation, or is otherwise to the material and demonstrable detriment, of the Company, or any of its Affiliates, (vi) the possession or use of illegal drugs or prohibited substances; and (vii) material failure by Executive to comply with applicable laws or governmental regulations with respect to Company operations or the performance of Executive's duties. Executive's rights to compensation and any and all other rights hereunder shall terminate on the date of termination for "Cause", and he shall not have any further rights hereunder, except that the Company shall have the obligation to pay Executive such portion of his base salary provided for in Section 3(a) hereof as may be accrued but unpaid at the effective date of termination.

               (d) The Company may terminate Executive's employment without Cause at any time and without prior notice. If (i) such termination is without Cause or (ii) the Company does not renew this Agreement prior to the expiration of the Initial Term or any Renewal Term without Cause or (iii) the Executive voluntarily terminates his employment (including giving written notice of non-renewal prior to the expiration of the Initial Term or any Renewal Term) due to the Company's requiring the Executive to relocate to a location more than 15 miles from Golden, Colorado, without Executive's prior written consent, then, the Company shall pay to Executive an amount equal to Executive's base salary for twelve (12) months (the "Severance Payments"). All Severance Payments

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shall be paid in twelve (12) monthly payments following the date of termination, in accordance with the Company's then-prevailing payroll cycle. In consideration for the receipt of such compensation following termination, Executive shall execute a general release prepared by the Company and reasonably acceptable to Executive.

               (e) Executive's employment and rights to compensation and any and all other rights hereunder shall terminate immediately if Executive voluntarily leaves the employment of the Company, except that the Company shall have the obligation to pay Executive such portion of his base salary provided for in
Section 3(a) hereof as may be accrued but unpaid on the date Executive voluntarily leaves the employment of the Company.

               (f) In the event of termination of this Agreement for any reason, the payments (if any) required to be provided to Executive pursuant to this Paragraph 6 shall be in full and complete satisfaction of any and all obligations owing to Executive pursuant to this Agreement.

               (g) Upon any termination of Executive's employment under this Agreement, Executive shall immediately resign, without claim for compensation (except as otherwise provided herein), as an officer and, if the case may be, a director of the Company and any Affiliates. In the event of Executive's failure to do so, Executive hereby irrevocably authorizes and appoints the Chairman of the Board of Directors as his lawful attorney-in-fact in his place, in his name and on his behalf to sign and deliver such resignations to the Board. Such power of attorney shall be irrevocable and shall be deemed coupled with an interest.

          7. (a) Confidential Information; Intellectual Property. As a material inducement for Company entering into this Agreement, Executive agrees to be bound by and shall execute the Invention and Confidential Private Proprietary Information Agreement in the form set forth in Exhibit "A" attached hereto.

               (b) Noncompetition, Nonsolicitation. As a material inducement for the Company to enter into the Reorganization Agreement, Executive agrees that:

          (i) The Executive shall not, at any time during the period of his employment by the Company or within one year after termination of his employment, if termination of employment is a result of the voluntary resignation by the Executive (including the delivery of written notice by the Executive to the Company of non-renewal of this Agreement at least 30 days prior to the Initial Term or Renewal Term) or termination for Cause by the Company (including the delivery by the Company to the Executive of written notice of non-renewal of this Agreement at least 30 days prior to the Initial Term or Renewal Term for Cause) (such period, as applicable, the "Restriction Period"), in the Territory (as defined below), directly or indirectly, without the Company's prior written consent:

               (A) render services to, be engaged in, become employed by, own, manage, or have a financial or other interest in (either as an individual, partner, joint venturer, owner, manager, stockholder, employee, consultant, partner, officer, director, independent contractor, agent or other such role) any business which is engaged anywhere in United States and its territories in a business that

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is directly  competitive with the business of the Company on the commencement of the Restriction Period; except that nothing herein shall prohibit the Executive from owning less than 1% of the outstanding shares of a publicly traded corporation, provided Executive does not actively participate in the management or decision-making processes of such other entity. Executive agrees that this covenant is reasonable with respect to its duration, geographical area and scope;

               (B) during the Restriction Period, directly or indirectly, for or on behalf of a business which is competitive with the business of the Company, contact, solicit, contract with, or accept business competitive with the Company from any entity or individual which (A) was or is a customer or supplier of the Company on the date Executive's employment is terminated or within the one (1) year period immediately prior to the beginning of the Restriction Period, and/or
(B) was or is a prospective customer or supplier of the Company with which the Company had substantive business-related communications actually known to Executive identifying the nature and scope of the prospective business relationship; and

               (C) during the Restriction Period, affirmatively contact or induce, offer, solicit, assist, encourage, suggest, hire or engage the services of any employee, agent or representative of the Company, or induce, encourage, solicit, suggest or cause any employee, agent or representative of the Company to terminate his employment or business affiliation with the Company.

          (ii) The parties agree that the "Territory" is the United States and its territories.

          (iii) The parties agree that should the Executive render any material services to or have access to the confidential or trade secret information of any Affiliate of the Company the covenants in this Section 7 shall also apply to the business of such Affiliate.

          (iv) In the event of a breach by Executive of any covenant set forth in Section 7(b) of this Agreement, the term of such covenant will, as it pertains to the breaching party, be extended by the period of the duration of such breach. With the exception of Executive's right to receive his wages, salary and Severance Payments as provided for herein (which specifically shall constitute a defense), the existence of any claim, dispute, or cause of action of the Executive against the Company, whether predicated on this Agreement or otherwise, will not constitute a defense to the enforcement of the covenants contained in this Section 7.

          (v) The Executive acknowledges that the provisions of this Section 7 are reasonable and necessary for the protection of the Company and that the Company will be irrevocably damaged if such covenants are not specifically enforced. In addition to any other rights available to the Company and their Affiliates at law or in equity, upon a breach by Executive of the covenants set forth in this Agreement, the Company and its Affiliates will be entitled to pursue injunctive or other equitable relief (temporary and/or permanent) to restrain any breach or threatened breach or otherwise to enforce specifically the provisions of this Agreement, it being agreed that money damages alone would be inadequate to compensate the Company and its Affiliates and would be an inadequate remedy for such breach, as well as an equitable accounting of all profits and benefits arising out of such breach.

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          (vi) The rights and  remedies  of the  parties to this  Agreement  are cumulative and in addition to, not in lieu of, any other rights and remedies the Company or its Affiliates may be entitled to.

          (vii) The provisions contained in this Section 7 as to the time periods, scope of activities, persons or entities affected and territories restricted shall be deemed divisible so that, if any provision contained in this
Section is determined to be invalid or unenforceable, such provisions shall be deemed modified so as to be valid and enforceable to the full extent lawfully permitted.

          8. Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Pennsylvania, without regard to principles of conflicts of laws. If either party shall commence an action or proceeding to enforce any provisions of this Agreement, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorneys fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

          9. Additional Obligations. Both during and after the Term, Executive shall, upon reasonable notice, furnish the Company with such information as may be in Executive's possession, and cooperate with the Company (at the Company's cost and expense), as may reasonably be requested by the Company in connection with any litigation in which the Company or any Affiliate is or may become a party.

          10. Notice. Any notice or other communication required or permitted under this Agreement by either party hereto to the other shall be in writing, and shall be deemed effective upon (a) personal delivery, if delivered by hand,
(b) three days after the date of deposit in the mails, postage prepaid, if mailed by certified or registered mail, or (c) the next business day, if sent by a prepaid overnight courier service, and in each case addressed as follows:

                           If to Executive:
                           ----------------

                           Michael Stemple
                           1919 Denver West Dr. #1221
                           Golden, CO 80401

                           With a copy to:
                           ---------------

                           Robert G. Hueston, Esq.
                           3773 Cherry Creek N. Drive, Suite 575
                           Denver, Colorado 80209

                           If to the Company:
                           ------------------

                           SmartServ Online, Inc.
                           2250 Butler Pike, Suite 150

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                           Plymouth Meeting, Pennsylvania 19462,
                           Attention: Robert Pons

                           With a copy to:
                           ---------------

                           Stradley Ronon Stevens & Young, LLP
                           2600 One Commerce Square
                           Philadelphia, PA 19103
                           Attention: Dean Schwartz

Either party may change the address or addresses to which notices are to be sent by giving notice of such change of address in the manner provided by this Paragraph 10.

          11. Entire Agreement. This Agreement (including Exhibit "A" hereto) represents the entire agreement between the Company and Executive with respect to Executive's employment with the Company, and supersedes and is in full substitution for any and all prior agreements or understandings, whether oral or written, relating to Executive's employment.

          12. Amendment. This Agreement may not be canceled, changed, modified, or amended orally, and no cancellation, change, modification or amendment hereof shall be effective or binding unless in a written instrument signed by the Company and Executive. A provision of this Agreement may be waived only by a written instrument signed by the party against whom or which enforcement of such waiver is sought.

          13. No Waiver. The failure at any time either of the Company or Executive to require the performance by the other of any provision of this Agreement shall in no way affect the full right of such party to require such performance at any time thereafter, nor shall the waiver by either the Company or Executive of any breach of any provision of this Agreement be taken or held to constitute a waiver of any succeeding breach of such or any other provision of this Agreement.

          14. Assignment. This Agreement is binding on and for the benefit of the Company and Executive and their respective successors, heirs, executors, administrators, and other legal representatives. Neither this Agreement nor any right or obligation hereunder may be sold, transferred, assigned, or pledged by the Company or by Executive without the prior written consent of the other. However, nothing in this Agreement shall preclude the Company from consolidating or merging into or with, or transferring all or substantially all of its assets to, another entity which expressly assumes this Agreement and all obligations and undertakings of the Company hereunder.

          15. Interpretation and Severability. In the event any provision of this Agreement, or any portion thereof, is determined by any arbitrator or court of competent jurisdiction to be unenforceable as written, such provision or portion thereof shall be interpreted so as to be enforceable. In the event any provision of this Agreement, or any portion thereof, is determined by any court of competent jurisdiction to be void, the remaining provisions of this Agreement shall nevertheless

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be binding  upon the  Company and  Executive  with the same effect as though the void provision or portion thereof had been severed and deleted.

          16. No Conflict. Executive represents and warrants that Executive is not subject to any agreement, order, judgment or decree of any kind which would prevent Executive from entering into this Agreement or performing fully Executive's obligations hereunder.

          17. Execution. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          18. Survival. Executive's obligations as set forth in Paragraphs 7 and 8 above, represent independent covenants by which Executive is and shall remain bound notwithstanding any breach or claim of breach by the Company, and shall survive the termination or expiration of this Agreement.

          19. Headings. The headings contained in this Agreement are for reference purposes only, and shall not affect the meaning or interpretation of this Agreement.

          20. No Presumption. This Agreement is the result of negotiation and, accordingly, no presumption or burden of proof will arise with respect to any ambiguity or question of intent concerning this Agreement favoring or disfavoring any party to this Agreement by virtue of authorship of any provision of this Agreement.

          21. Legal Counsel. Executive acknowledges that he has the right and opportunity to seek the advice of independent counsel of Executive's own choosing with respect to legal rights and obligations and the legal effect of this Agreement. Executive further acknowledges that he has either sought or declined to seek the advice of legal counsel and that Executive has read the Agreement and is fully aware of the contents thereof and its meaning and legal effect.


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          IN WITNESS  WHEREOF,  the Company and  Executive  have  executed  this
Agreement as of the date first written above.


SMARTSERV ONLINE, INC.



By: /s/ Robert Pons                          /s/ Michael Stemple
   -------------------------------           -----------------------------------
Name:    Robert Pons                         Michael Stemple
Title:   CEO

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